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Exhibit 10.27
                                 TERM LOAN NOTE

$1,450,000.00                    March 30, 2000



FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND HEREBY, DVL INC., a corporation organized and existing under the laws of the State of Delaware with a principal place of business located at 70 East 55th Street, 7th Floor New York, New York 10022 (obligated and referred to herein as "Borrower"), promises to pay to the order of BANKPHILADELPHIA (hereinafter "Lender") at its office located at 1535 Locust Street, Philadelphia, PA, Pennsylvania, 19102, or at such other location as Lender may designate from time to time, the Principal sum of One Million Four Hundred Fifty Thousand ($1,450,000.00) Dollars, with interest thereon at the rate set forth herein payable over a five (5) year term from the date of this Note. Commencing on the first day of May, 2000, the outstanding principal balance of this Note and interest calculated at the rate set forth below shall be payable in 60 consecutive, successive monthly installments of principal and interest as follows: in 59 equal, consecutive, successive installments of principal and interest, each such installment in the amount sufficient to amortize the principal and interest due hereunder over a five year term and continuing on the same day of each month thereafter for fifty-nine (59) months and a sixtieth (60th) and final consecutive, successive monthly installment equal to the then outstanding principal balance of and all accrued and unpaid interest due hereunder together with all other amounts due hereunder on April 1, 2005 (the Maturity Date").

Interest on the principal balance of this Note outstanding from time to time shall accrue and is payable at the highest prime rate of interest published in the Money Rates Column of the Wall Street Journal ("Prime Rate") plus one and one half (1 1/2%)percent per annum. The Prime Rate does not necessary reflect the lowest rate of interest actually charged by the Lender for a particular class or category of customers. If and when the Prime Rate changes, the interest rate on this Note will change automatically without notice to the Borrower, effective on the date of any such change.

SECURITY - This Note is secured by and is intended to be secured by, inter alia, an assignment of all the Borrower's right, title and interest in and to (a) a certain Note dated December 28, 1984 evidencing a loan in the principal amount of $723,900.00 to Elmira Associates ("Elmira"), a New Jersey limited partnership (the "Elmira Note") and a mortgage encumbering Elmira's real property at 301 West 2nd Street, Elmira, New York (the "Elmira Mortgage") and all other documents executed in connection therewith (the "Elmira Loan Documents"); (b) a certain Note dated November 12, 1981 evidencing a loan in the principal amount of $1,045,000.00 to Hoosick Falls Associates ("Hoosick"), a Pennsylvania limited partnership (the "Hoosick Note") and a mortgage encumbering Hoosick's real property at Route 22, Hoosick Falls, New York, NY (the "Hoosick Mortgage") and all other documents executed in connection therewith (the "Hoosick Loan Documents"); (c) a certain Note dated March 31, 1983 evidencing a loan in the principal amount of $1,152,000.00 to Fort Edward Associates ("Edward"), a New Jersey limited partnership (the "Edward Note") and a mortgage encumbering Edward's real property at US Route 4-354 Broadway, Fort Edward, New York (the "Edward Mortgage") and all other documents executed in connection therewith (the "Edward Loan Documents"); (d) a certain Note dated June 6, 1980 evidencing a loan in the principal amount of $575,000 to FYS Associates ("FYS"), a Pennsylvania limited partnership (the "FYS Note") and a mortgage encumbering FYS's real property at 1120 N. 20th Avenue, Yakima, Washington (the "FYS Mortgage")



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and all other documents executed in connection therewith (the "FYS Loan
Documents") and (e) by absolute assignments of leases and rents dated this date and given by Elmira, Hoosick and Edward to Lender.

SECURITY INTEREST - As security for the prompt payment as and when due of all amounts owing under this Note, including any amendment, refinancing, renewal, substitution, extension and/or modification thereof, together with all other existing and future liabilities and obligations of Borrower to Lender, whether matured or unmatured, absolute or contingent, direct or indirect, sole, joint or several, of any nature whatsoever and out of whatever transactions arising (including without limitation, any debt, liability or obligation owing from Borrower to others which Lender may obtain by assignment or otherwise, except only any indebtedness constituting "Consumer Credit" as that term is defined in Regulation Z 12 C.F.R. ss. 226.1 et seq. hereinafter collectively referred to as the "Obligations"), in addition to any other security instrument, agreement or document granting Lender any rights in any of Borrower's property for the purpose of securing the Obligations, Borrower hereby grants to Lender a lien on and security interest in and to all property of Borrower which at any time Lender shall have in its possession, or which is in transit to it including, without limitation, any balance or share belonging to Borrower of any deposit, agency, trust, escrow, or other account or accounts with Lender and any amounts which may be owing from time to time by Lender to Borrower. Said lien and security interest shall be independent of any right of set-off which Lender may have. Any right of set-off in favor of Lender, if exercised, shall be deemed to have been exercised at the time Lender first restricts access of Borrower to property in Lender's possession, notwithstanding that such set-off may be entered upon Lender's books and records at a later time.

DISBURSEMENT OF PROCEEDS - Borrower hereby represents and warrants to Lender that the proceeds of this Note will be used solely for business or commercial purposes.

PREPAYMENTS - Borrower shall not have the right to prepay the whole but not any part (in excess of the regular installments payable hereunder) of the principal of the Loan on any due date for the payment of interest on the Loan unless all of the following requirements have been met. Commencing with the sixth (6th) month of the first (1st) Loan year, Borrower shall have the privilege of prepaying the entire principal balance or a part thereof, on the first (1st) day of any month by payment to Lender of the amount of the outstanding principal balance together with all accrued interest then due, the Prepayment Fee calculated by Lender, and all other sums which may be then due and payable under the Loan Documents (as that term is defined herein). A "Prepayment Fee" shall also be payable if the Note is repaid as a result of a default by Borrower. The "Prepayment Fee" shall be: two percent (2%) of the outstanding principal balance of the Loan. Notwithstanding the foregoing, if any of the real properties encumbered by the Elmira Mortgage, the Hoosick Mortgage and/or the Edward Mortgage are sold, in an arms length transaction to a bona fide third party purchaser, then Borrower shall have the privilege of prepaying the Loan in full or in part from the proceeds of such sale (s) without the imposition of any prepayment fee.

RIGHT TO COMPLETE NOTE - Lender may at any time and from time to time, without notice to any Obligor ("Obligor", as used herein, shall include Borrower and all other persons liable, either jointly or severally, absolutely or contingently, on the Obligations, including endorsers, sureties and guarantors): (1) date this Note as of the date when the loan evidenced hereby was made; (2) complete any blank spaces according to the terms upon which Lender has granted such loan; and
(3) cause the signature of one or more persons to be added as an additional Borrower or Obligor without in any way affecting or limiting the liability of the existing Obligors to Lender.

LATE PAYMENTS - If any payment of principal and/or interest is not received in full by Lender within fifteen (15) days of its due date, there shall be immediately added to the Obligations a late charge equal to five (5%) percent of


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the amount past due. All late charges are immediately due and payable without notice or demand. Any payment received by Lender after 2:00 P.M. on any banking day shall be deemed to have been received by Lender on the next banking day.

EVENTS OF DEFAULT - The occurrence of any Event of Default under that certain Term Loan Agreement between Borrower and Lender of even date herewith, and as amended ("Loan Agreement") shall be an "Event of Default" hereunder.

LENDER'S RIGHTS UPON DEFAULT - Upon the occurrence of any Event of Default, and without the necessity of giving any prior written notice to any Obligor, Lender may do any one or all of the following: (1) Accelerate the maturity of this Note and all amounts payable hereunder and demand immediate payment thereof; (2) Exercise its right of set off and all of the rights, benefits, privileges and remedies of a secured party under the Pennsylvania Uniform Commercial Code, (or under the laws of any other jurisdiction in which any collateral security for the Obligations may be located), and all of its rights and remedies under any security agreement, pledge agreement, surety agreement, mortgage, deed of trust, power, this Note or any other note, the Loan Agreement or any other agreement, instrument or document issued in connection with or arising out of any of the Obligations ("the Loan Documents"); (3) Pursuant to the Warrant of Attorney contained herein, confess judgment against the Borrower; and (4) Begin accruing interest, in addition to the interest provided for above, if any, at a rate not to exceed five percent (5%) per annum on the unpaid principal balance owing hereunder, which interest shall be payable upon demand provided, however, that no interest shall accrue hereunder in excess of the maximum amount of interest then allowed by law.

APPLICATION OF FUNDS - All sums realized by Lender on account of the Obligations, from whatever source received, shall be applied first to any fees, costs and expenses (including attorney's fees) incurred by Lender, second to accrued and unpaid interest, and then to principal and late charges. Borrower waives and releases any right to require Lender to collect any of the Obligations from any other collateral under any theory of marshalling of assets or otherwise, and specifically authorizes Lender to apply any collateral in which Obligor has any right, title or interest against any of Obligor's Obligations to Lender in any manner that Lender may determine.
WARRANT OF ATTORNEY TO CONFESS JUDGMENT - BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD, UPON OR AFTER THE OCCURRENCE OF ANY EVENT OF DEFAULT, AND DURING THE CONTINUANCE THEREOF TO APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER, (A) FOR SUCH SUMS AS ARE DUE AND/OR MAY BECOME DUE ON THE OBLIGATIONS EVIDENCED BY THIS NOTE, AND/OR (B) IN ANY ACTION OF REPLEVIN INSTITUTED BY LENDER TO OBTAIN POSSESSION OF ANY COLLATERAL SECURING THIS NOTE OR SECURING ANY OF THE OBLIGATIONS, IN EITHER CASE WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT, WITHOUT STAY OF EXECUTION AND WITH AN AMOUNT, FOR LIEN PRIORITY PURPOSES, EQUAL TO FIVE (5%) PERCENT OF THE AMOUNT OF THE PRINCIPAL BALANCE THEN OUTSTANDING UNDER THE NOTE, BUT NOT LESS FIVE THOUSAND ($5,000.00) DOLLARS ADDED FOR ATTORNEYS' COLLECTION FEES, WITH THE ACTUAL AMOUNT OF ATTORNEYS' FEES TO BE GOVERNED BY THE PROVISIONS SET FORTH BELOW. TO THE EXTENT PERMITTED BY LAW, BORROWER: (1) WAIVES THE RIGHT OF INQUISITION ON ANY REAL ESTATE LEVIED ON, VOLUNTARILY CONDEMNS THE SAME, AUTHORIZES THE PROTHONOTARY OR CLERK TO ENTER UPON THE WRIT OF EXECUTION SAID VOLUNTARY CONDEMNATION AND AGREES THAT SAID REAL ESTATE MAY BE SOLD ON A WRIT OF EXECUTION; (2) WAIVES AND RELEASES ALL RELIEF FROM ALL REDEMPTION,

APPRAISEMENT, STAY, EXEMPTION OR APPEAL LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED; AND (3) RELEASES ALL ERRORS IN SUCH PROCEEDINGS. IF A COPY OF THIS NOTE, VERIFIED BY AFFIDAVIT BY OR ON BEHALF OF LENDER SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL OF THIS NOTE AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST BORROWER SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF, AND THE SAME MAY BE EXERCISED, FROM TIME TO TIME, AS OFTEN AS LENDER SHALL DEEM NECESSARY AND DESIRABLE, AND THIS NOTE SHALL BE A SUFFICIENT WARRANT THEREFORE. LENDER MAY ENTER ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT JURISDICTIONS FOR ALL OR PART OF THE BORROWER'S OBLIGATIONS, WITHOUT REGARD TO WHETHER JUDGMENT HAS THERETOFORE BEEN ENTERED ON MORE THAN ONE OCCASION FOR THE SAME BORROWER'S OBLIGATIONS. IN THE EVENT ANY JUDGMENT ENTERED AGAINST BORROWER HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON BORROWER'S BEHALF FOR ANY REASON WHATSOEVER, LENDER IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER FOR ANY PART OR ALL OF THE BORROWER'S OBLIGATIONS; SUBJECT, HOWEVER, TO THE LIMITATION THAT SUCH SUBSEQUENT ENTRY OR ENTRIES OF JUDGMENT BY LENDER FOLLOWING ANY PROCEEDING TO OPEN OR STRIKE MAY ONLY BE DONE TO CURE ANY ERRORS OR DEFECTS IN SUCH PRIOR PROCEEDINGS, AND ONLY TO THE EXTENT THAT SUCH ERRORS OR DEFECTS ARE SUBJECT TO CURE IN SUCH LATER PROCEEDINGS.

INTEREST ACCRUAL - Interest shall be calculated hereunder for the actual number of days that the principal is outstanding, based on the year of three hundred and sixty (360) days unless otherwise specified. Interest is to accrue hereunder for the period specified at the rate set forth above, provided no Event of Default hereunder shall have occurred and be continuing. Interest shall continue to accrue on the principal balance hereof at the rate of interest specified in this Note, notwithstanding any demand for payment, acceleration and/or the entry of any judgment against any Obligor, until all principal owing hereunder is paid in full.

ATTORNEY'S FEES AND COSTS - In the event that Lender engages an attorney to represent it in connection with (1) any default by any Obligor under any of the Loan Documents issued in connection with or arising out of the Obligations, (2) the enforcement of any of Lender's rights and remedies under any of the Loan Documents, or the negotiation and preparation of any amendment to any of the Loan Documents (3) any potential and/or actual bankruptcy or other insolvency proceedings commenced by or against any Obligor and/or (4) any potential and/or actual litigation arising out of or related to any of the foregoing, the Loan Documents or any of the Obligations, then Borrower shall be liable to and shall reimburse Lender on demand for all reasonable attorneys' fees, costs and expenses incurred by the Lender in connection with any of the foregoing. Borrower shall also be liable and shall also reimburse Lender on demand for all other costs and expenses (including reasonable attorney's fees) incurred by Lender in connection with the collection, preservation and/or liquidation of any collateral security for any of the Obligations and/or in the enforcement of any Obligor's obligations hereunder and/or under any of the Loan Documents.

MISCELLANEOUS - Borrower hereby waives protest, notice of protest, presentment, dishonor, notice of dishonor and demand. To the extent permitted by law, Borrower hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Lender under the terms of this Note. The rights and privileges of Lender under this Note shall inure to the benefit of its successors and assigns. All representations, warranties and


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agreements of Borrower made in connection with this Note shall bind Borrower's personal representatives, heirs, successors and assigns. If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein. The waiver of any Event of Default or the failure of Lender to exercise any right or remedy to which it may be entitled shall not be deemed to be a waiver of any subsequent Event of Default or of Lender's right to exercise that or any other right or remedy to which Lender is entitled. The rights and remedies of Lender under this Note and the Loan Documents shall be in addition to any other rights and remedies available to Lender at law or in equity, all of which may be exercised singly or concurrently. This Note has been delivered to and accepted by Lender in and shall be governed by the laws of the Commonwealth of Pennsylvania. The parties agree to the exclusive jurisdiction of the federal and state courts located in Pennsylvania in connection with any matter arising hereunder, including the collection and enforcement hereof, except as the Lender may otherwise elect.

WAIVER OF TRIAL BY JURY - IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS NOTE, BORROWER AND LENDER HEREBY WAIVE TRIAL BY JURY.

         IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its proper and duly authorized officers the day and year first above written.

ATTEST:                             DVL, INC., a Delaware Corporation


                                                 By:
-------------------------------------               ----------------------------
                          , Secretary            Alan E. Casnoff, President


(Corporate Seal)





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                               TERM LOAN AGREEMENT

         THIS TERM LOAN AGREEMENT (this "Agreement") entered into this 30 day of March, 2000 by and between DVL, INC. a Delaware corporation having its principal offices at 70 East 55th Street, 7th floor, New York, NY 10022 (the "Borrower"), and BankPhiladelphia, a bank organized and existing under the laws of the Commonwealth of Pennsylvania with an office at 1535 Locust Street, Philadelphia, PA, (the "Bank").

                                   BACKGROUND

         The Borrower has requested the Bank to lend Borrower the sum of One Million Four Hundred Fifty Thousand Dollars ($1,450,000.00) on a Term Loan basis. The Bank is willing to do so upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE XX

                                   DEFINITIONS

         20.1 Capitalized terms used in this Agreement and any other Loan Document (as hereinafter defined) shall have the meanings ascribed to them in this Article I, unless the specific context of this Agreement or such Loan Document clearly requires a different meaning or unless otherwise defined herein or therein. The singular use of any defined terms shall include the plural and the plural use shall include the singular.

              (A) "Agreement" shall mean this Term Loan Agreement, as amended, extended or modified by the parties hereto, their successors and assigns, from time to time, including, without limitation, all exhibits, schedules and attachments hereto.

              (B) "Affiliate" shall mean, as to Borrower, (1) any officer, stockholder or director of Borrower; (2) any member of the immediate family of any partner of Borrower or any officer, stockholder or director of Borrower; (3) any Subsidiary; (4) any Person which, directly or indirectly, controls, is controlled by, or is under common control or ownership with Borrower; or (5) any Person controlled by (a) any officer, stockholder or director of Borrower, (b) Borrower or (c) any Subsidiary. For the purposes of this definition, the term "control" shall mean the ownership of ten percent (10%) or more of the beneficial interest in the Person being referred to, and the term "immediate family" shall mean spouses, ancestors, lineal descendants and brothers and sisters (including those adopted) of an individual Person.

              (C) "Assets" means, at any time, all assets of every kind of Borrower as would be shown on a financial statement of Borrower prepared in accordance with GAAP, consistently applied.


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              (D) "Assigned Loan Documents" shall mean the Elmira Loan
Documents, the Hoosick Loan Documents, the Edward Loan Documents and the FYS Loan Documents.

              (E) "Assigned Mortgages" shall mean the Elmira Mortgage, the Hoosick Mortgage, the Edward Mortgage, and the FYS Mortgage.

              (F) "Assigned Notes" shall mean the Elmira Note, the Hoosick Note, the Edward Note and the FYS Note.

              (G) "Bank" shall mean BankPhiladelphia.

              (H) "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the Commonwealth of Pennsylvania are either authorized or required to be and remain closed to the general public.

              (I) "Borrower" shall mean DVL, Inc., a Delaware corporation.

              (J) "Closing" means the initial advance of the Loan by Bank; "Closing Date" means the date upon which the agreements, documents and instruments required hereunder are delivered to Bank, in form and content acceptable to Bank. The Closing Date will be March 27, 2000, unless otherwise extended by Bank.

              (K) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

              (L) "Collateral" means the property so designated in Article 4 hereof.

              (M) "Collateral Documents" means all the documents specified in Paragraphs 2.2 and 2.5 and all other agreements, documents or instruments pursuant to which Bank obtains any interest in the Collateral or any other property of Borrower or any other person.

              (N) "Edward Loan Documents" shall mean the Edward Note, the Edward Mortgage and all other documents executed in connection therewith as the same may have been amended, restated, modified and/or consolidated to date.

              (O) "Edward Mortgage" shall mean the Mortgage dated March 31, 1983 securing repayment of the Edward Note and encumbering Edward's real property at US Route 4-354 Broadway, Fort Edward, New York ("Edward Property").

              (P) "Edward Note" shall mean that certain Note dated March 31, 1983 evidencing a loan in the principal amount of $1,152,000.00 to Fort Edward Associates, a New Jersey limited partnership, ("Edward") which Note has been assigned to Borrower.

              (Q) "Elmira Loan Documents" shall mean the Elmira Note, the Elmira Mortgage and all other documents executed in connection therewith as the same may have been amended, restated, modified and/or consolidated to date.

              (R) "Elmira Mortgage" shall mean the Mortgage dated December 28, 1984 securing repayment of the Elmira Note and encumbering Elmira's real property at 301 West 2nd Street, Elmira, New York ("Elmira Property").

              (S) "Elmira Note" shall mean that certain Note dated December 28, 1994 evidencing a loan in the principal amount of $723,900.00 to Elmira Associates, a New Jersey limited partnership ("Elmira"), which Note has been assigned to Borrower.

              (T) "Event of Default" shall mean an event specified in Paragraph
7.1 hereof.

              (U) "FYS Loan Documents" shall mean the FYS Note, the FYS Mortgage and all other documents executed in connection therewith as the same may have been amended, restated, modified and/or consolidated to date.

              (V) "FYS Mortgage" shall mean the Mortgage dated June 26, 1980 securing repayment of the FYS Note and encumbering FYS' Real Property at 1120 N. 20th Avenue, Yakima, Washington ("FYS Property").

              (W) "FYS Note" shall mean that certain Note dated June 26, 1980 evidencing a loan in the principal amount of $575,000.00 to FYS Associates, a Pennsylvania limited partnership ("FYS") which Note has been assigned to Borrower.

              (X) "GAAP" shall mean generally accepted accounting principles, consistently applied and maintained throughout the period indicated and consistent with the prior financial practices of Borrower and any predecessors thereof, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing.

              (Y) "Hoosick Loan Documents" shall mean the Hoosick Note, the Hoosick Mortgage and all other documents executed in connection therewith as the same may have been amended, restated, modified and/or consolidated to date

              (Z) "Hoosick Mortgage" shall mean the Mortgage dated November 12, 1981 securing repayment of the Hoosick Note and encumbering Hoosick's real property at Route 22, Hoosick Falls, New York ("Hoosick Property").

              (AA) "Hoosick Note" shall mean that certain Note dated November 12, 1981 evidencing a loan in the principal amount of $1,045,000.00 to Hoosick Falls Associates, a Pennsylvania limited partnership ("Hoosick") which Note has been assigned to Borrower.

              (AB) "Improvements" shall mean all buildings, structures, roadways, parking areas, utilities and other improvements constructed on or related to the Land.

              (AC) "Indebtedness" shall mean, as to Borrower, all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, funded or unfunded, direct or contingent, joint or several, including, without limitation: (1) all indebtedness guaranteed directly or indirectly, in any manner, or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse; (2) all indebtedness in effect guaranteed, directly or indirectly, through agreements, contingent or otherwise, (a) to purchase such indebtedness, (b) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies, or (c) to purchase or sell services, primarily for the purpose of enabling the Borrower with respect to such indebtedness to make payment of such indebtedness or to assure the owner of the indebtedness against loss, or (d) to supply funds to, or in any other manner invest in, the Borrower with respect to such indebtedness; (3) all indebtedness secured by (or for which the holder of such indebtedness has a right, contingent or otherwise, to be secured by) any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance upon property owned or acquired subject thereto, whether or not the liabilities secured thereby have been assumed; and (4) all Capital Lease Obligations.

              (AD) "Initial Funding Date" shall mean the date upon which all conditions precedent to the Loan set forth in Article 2 have been satisfied, waived or extended by Bank and the Loan is made by Bank.

              (AE) Intentionally deleted

              (AF) "Land" shall mean the lot or parcel of land described in Exhibit "A" attached hereto.

              (AG) "Laws" shall mean all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any government or political subdivision or agency thereof, or any court or similar entity established by any thereof.

              (AH) "Leases" shall mean, collectively, that Lease between Tanner Building Co., Inc., as Landlord and Fay's Drug Company, Inc. (now Eckerd Corporation), a Tenant, dated June 25, 1984 for the property known as 301 West 2nd Street, Elmira, New York, which lease has been assigned to Elmira as Landlord; that Lease between Hoosick Falls Associates, as Landlord, and the Grand Union Company, as Tenant, dated November 10, 1981 for the property known as Route 22, Hoosick Falls, New York; that Lease between Fort Edward Associates, as Landlord, and the Grand Union Company, as Tenant, dated March 30, 1983 for the property known as US Route 4-354 Broadway, Fort Edward, New York, and that Lease between FYS Associates, as Landlord, and PACTIV Corporation, as Tenant dated February 1, 2000 for the property known as 1120 N. 20th Avenue, Yakima, Washington.

              (AI) "Liabilities" shall mean the aggregate amount of all of the liabilities of Borrower, all as determined in accordance with GAAP.

              (AJ) "Lien" shall mean any mortgage, deed of trust, pledge, assignment, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Pennsylvania UCC or comparable law of any jurisdiction).

              (AK) "Loan" shall mean the Term Loan.

              (AL) "Loan Documents" shall mean this Agreement, the Note, the Collateral Documents, and any deed of trust, mortgage, assignment of lease, assignment of loan documents, note, contract, security instrument, financing statement, certificate, assignment, pledge, report, subordination or other document related to or delivered in connection with the transactions contemplated by this Agreement.

              (AM) "Maturity Date" shall mean April 1, 2005.

              (AN) "Note" shall mean the Term Note of Borrower executed of even date herewith in the principal amount of $1,450,000.

              (AO) "Prime Rate" shall mean the highest prime rate of interest reported in the Money Rate Column of the Wall Street Journal from time to time which rate may not be the lowest rate of interest charged by Bank to its customers

              (AP) "Obligations" means the obligation of Borrower:

                  (a).1 To pay the principal of and all interest on the Loan made hereunder in accordance with the terms hereof and to satisfy all of its other indebtedness, obligations and liabilities to Bank under the Loan Documents, whether now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any extensions, modifications, renewals thereof and substitutions therefor;

                  (a).2 To repay to Bank all amounts advanced by Bank hereunder or under the Loan Documents on behalf of Borrower including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagees, or lienors, or for taxes, levies, insurance, rent, repairs to, maintenance or storage of any of the Collateral; and

                  (a).3 To pay all of Bank's expenses and costs including without limitation, all filing, recording and satisfaction fees, or taxes, and the reasonable fees and expenses of its counsel in connection with the preparation, administration, amendment or modification of this Agreement and the documents required hereunder, the perfection or maintenance of Bank's liens on and security interests in the Collateral, or any proceeding brought or threatened to enforce payment of any of the Obligations referred to in the foregoing Paragraphs (1) and (2).

              (AQ) "Permitted Liens" means with respect to the Collateral:

                  (1) Liens for taxes, assessments or similar charges incurred in the ordinary course of business that are not yet due and payable;

                  (2) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

                  (3) Liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable;

                  (a).4 Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, Contracts (other than for the repayment of borrowed money) or leases, not in excess of ten percent (10%) of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                  (a).5 Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property by Borrower in the operation of its business, and none of which is violated in any material respect by existing or proposed structures or land use;

                  (a).6 Liens in favor of Bank;

                  (a).7 Existing liens set forth or described on Exhibit "B", attached hereto and made a part hereof; and

                           (a).8 The following, if the validity or amount
thereof is being contested in good faith by appropriate and lawful proceedings, so long as levy and execution thereon have been stayed and continue to be stayed and they do not, in the aggregate, materially detract from the value of the property of Borrower, or materially impair the use thereof in the operation of its business:

                                    (a).8.1 Claims or liens for taxes,
assessments or charges due and payable and not subject to interest or penalty;

                                    (a).8.2 Claims, liens and encumbrances upon,
and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

                                    (a).8.3 Claims or liens of mechanics,
materialmen, warehousemen, carriers, or other like liens; and

                                    (a).8.4 Adverse judgments on appeal.

                  (AR) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court or governmental or political subdivision or agency thereof.

                  (AS) "Rate" means the rate of interest specified in Paragraph 3.7.

                  (AT) "Real Properties" shall mean collectively the Elmira Property, the Hoosick Property, the Edward Property, and the FYS Property (as more fully described on Exhibit "A" hereto.

                  (AU) "Records" shall mean correspondence, memoranda, tapes, discs, papers, books and other documents, or transcribed information of any type, whether expressed in ordinary or machine language.

                  (AV) "Subordinated Debt" shall mean unsecured obligations of Borrower evidenced by a promissory note or notes or other written instrument in form and content acceptable to Bank, which is subordinated in right of payment and in all other respects to the right of Bank to receive payments on the Loan, provided that the holder of the subordinated debt has executed a subordination agreement in form and content acceptable to Bank or the instrument evidencing the Subordinated Debt expressly includes a provision, in form and content acceptable to Bank, specifying that the instrument is subordinated to Borrower's Obligations to Bank hereunder and that Bank is an intended beneficiary of such provision.

                  (AW) "Subsidiary" shall mean, as to Borrower, any corporation of which Borrower directly or indirectly through one or more intermediaries owns or controls at the time (1) at least a majority of the outstanding stock having, under ordinary circumstances (not dependent upon the happening of a contingency), voting power to elect a majority of the board of directors (in the case of a corporation having directors), or (2) a majority of the voting stock of any corporation not having directors. The term "Subsidiary" shall also mean any general or limited partnership or other entity of which more than fifty percent (50%) of the outstanding partnership interests or ownership interests shall, at the time of determination, be owned, directly or indirectly, through one or more intermediaries, by Borrower.

                  (AX) "Term Loan" means the loan to be made pursuant to Paragraph 3.2.

                  (AY) "Term Loan Note" means a promissory note substantially in the form of Exhibit "C" attached hereto and made a part hereof, with appropriate insertions.

         20.2 Other Definitional Provisions. The terms defined in Section 1.1 hereof do not comprise all the defined terms contained in this Agreement. Capitalized terms not defined in Section 1.1 hereof shall have the meanings ascribed to them elsewhere herein. All terms defined in Section 1.1 hereof, and all other terms defined in this Agreement, shall have the meanings ascribed to them herein when used in the Loan Documents, unless otherwise defined therein. Accounting terms used in the Loan Documents but not defined herein shall have the respective meanings given to them under GAAP. The words "hereof ," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and shall not be limited to any particular provision of this Agreement.

                                   ARTICLE XXI

                   CONDITIONS PRECEDENT TO THE INITIAL ADVANCE

         Any obligation of Bank to make the Loan hereunder is subject to the following conditions precedent:

         21.1 Payments. On the Closing Date, Borrower shall have paid each of the following:

                  (a) A commitment fee to Bank in the amount of one (1%) percent of the face amount of the Term Loan;

                  (b) All charges, taxes and fees for recording, title insurance, appraisals, environmental assessments and other items required under this Agreement;

                  (c) All costs and expenses of Bank in establishing the Loan and perfecting its interest in the Collateral, including, without limitation, the reasonable fees and disbursements of Bank's counsel, and

                  (d) Interest on the Term Loan from the date of Closing to April 1, 2000 ("Stub Period Interest").

         21.2 Documents. On the Closing Date, Borrower shall have delivered to Bank duly executed original counterparts of the following, all in form and content acceptable to Bank:

                  (a) This Agreement;

                  (b) The Term Loan Note;

                  (c) An Assignment of Loan Documents to Bank, in form and content acceptable to Bank, of all right, title and interest of Borrower in, to, under and pursuant to the Assigned Loan Documents, all of which shall remain in full force and effect;

                  (d) Allonge to the Elmira Note

                  (e) Allonge to the Hoosick Note

                  (f) Allonge to the Edward Note

                  (g) Allonge to the FYS Note

                  (h) An assignment for recording of the Elmira Mortgage

                  (i) An assignment for recording of the Hoosick Mortgage

                  (j) An assignment for recording of the Edward Mortgage

                  (K) An assignment for recording of the FYS Mortgage

                  (L) Mortgagee Title Insurance on the Elmira Assignment of Mortgage on the Hoosick Assignment of Mortgage and the Edward Assignment of Mortgage in the collective amount of $1,200,000.00 and Mortgagee Title Insurance on the FYS Assignment of Mortgage in the amount of $285,000.00.

                  (M) An Absolute Assignment of Leases and Rents executed by Elmira Associates in favor of Borrower and a reassignment of the same to Bank in form and content acceptable to Bank.

                  (N) An Absolute Assignment of Leases and Rents executed by Hoosick Fall Associates in favor of Borrower and a reassignment of the same to Bank in form and content acceptable to Bank.

                  (O) An Absolute Assignment of Leases and Rents executed by Fort Edward Associates in favor of Borrower and a reassignment of the same to Bank in form and content acceptable to Bank.

                  (P) An Absolute Assignment of Leases and Rents executed by FYS Associates in favor of Borrower and a reassignment of the same to Bank in form and content acceptable to Bank.

                  (Q) Consent and Certification of Elmira;
                      Consent and Certification of Hoosick;
                      Consent and Certification of Edward; and Consent and Certification of FYS

                  (R) Copies of all policies of fire, extended coverage, public liability, flood and other insurance required hereunder;

                  (S) A certified (as of the date of the Closing) copy of resolutions of Borrower's board of directors authorizing the execution, delivery and performance of this Agreement, the Note, the Collateral and Loan Documents and each other document to be delivered pursuant hereto;

                  (T) A certificate (dated the date of the Closing) of Borrower's corporate secretary as to the incumbency and signatures of the officers of Borrower signing this Agreement, the Note, the Collateral and Loan Documents and each other document to be delivered pursuant hereto;

                  (U) A certified copy as of the most recent date practicable of Borrower's certificate of incorporation filed with the State of Delaware;

                  (V) A Good Standing Certificate from the State of Delaware and all other jurisdictions here the Borrower conducts its business operations.

                  (W) A written opinion of Klehr, Harrison, Harvey, Branzburg & Ellers, LLP, Borrower's counsel, dated the date of the Closing and addressed to Bank, in form satisfactory to Bank, to the effect that:

                           (j).1 Borrower a corporation, both duly organized,
existing and subsisting under the Laws of the State of Delaware, and qualified and/or registered to transact business and in good standing in those states where the nature of business or property owned by them requires qualification, and, to the knowledge of such counsel, is not required to be qualified as a foreign corporation in any other jurisdiction;

                           (j).2 Borrower has full power to execute and deliver
this Agreement, to borrow money hereunder, to pledge Assets as Collateral as required hereunder, to execute and deliver the Note and the Collateral Documents and Loan Documents and to perform its obligations hereunder and thereunder;

                           (j).3 All corporate, and other action by Borrower and
all consents and approvals of any Persons, necessary to the validity of this Agreement, the Note, the Collateral Documents and Loan Documents and each other document to be delivered hereunder has been duly taken, and this Agreement, the Note, the Collateral Documents and Loan Documents and such other documents do not conflict with any provision of the Article of Incorporation, charter or by-laws of Borrower, or of any applicable Laws or any other agreement binding Borrower or its property of which such counsel has knowledge;

                           (j).4 This Agreement, the Note, the Collateral
Documents and all other Loan Documents to be delivered hereunder have been duly executed and delivered by Borrower, and each other Person required to so execute the foregoing and each is a valid and binding obligation of Borrower, enforceable in accordance with its respective terms;

                           (5) The execution, delivery and performance of the
Loan Documents by the Borrower have been duly authorized by all requisite corporate action (no action by stockholders being required by law or the Articles of Incorporation or By-Laws of the Borrower) and such execution, delivery and performance will not (i) violate any provision of the Articles of Incorporation or By-Laws of the Borrower or any applicable law, rule, regulation, or to counsel's knowledge, order, writ, judgment, injunction, decree, determination or award presently in effect, applicable to the Borrower,
(ii) to counsel's knowledge, conflict with, result in a breach of or constitute a default under, any indenture, note, loan or credit agreement, license or any other agreement, lease or instrument to which the Borrower is a party, or by which it or its properties may be bound or affected, or (iii) to counsel's knowledge, result in the creation or imposition of any lien or encumbrance other than the liens granted under the Loan Documents on any of the Borrower's Property;

                           (6) To counsel's knowledge, no consent or approval of
any trustee or holder of any Indebtedness, nor any authorization, consent, approval, license, exemption of or registration, declaration or filing with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution, delivery or performance by the Borrower of the terms of the Loan Documents to which it is a party, except those which have been obtained;

                           (7) To counsel's knowledge, there are no judgments or
judicial or administrative orders outstanding against the Borrower, other than those to be satisfied with the proceeds of the Loan, nor are there any actions, suits or other proceedings pending, or to our knowledge threatened, against or affecting the Borrower or its properties before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which if determined adversely to the Borrower would have a material adverse effect on the financial condition, properties or operations of the Borrower. To counsel's knowledge, the Borrower is not in default under any applicable statute, rule, order, certificate or regulation of any governmental authority having jurisdiction over the Borrower which, if in any action, suit or other proceedings pending, or to our knowledge threatened, against or affecting the Borrower or its properties before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, was determined adversely to the Borrower, would have a material adverse effect on the financial condition, properties or operations of the Borrower;

                           (8) Such counsel is without any knowledge of any
matter contrary to the representations and warranties contained in Article 5 of the Loan Agreement.

                  (X) A certificate, dated the date of the Closing, signed by the president or a vice president of the Borrower and to the effect that:

                           (1) The representations and warranties contained in
this Agreement and other Loan Documents are true and correct as of the date of the Closing; and

                           (2) No Event of Default hereunder, under the Lease,
or under the assigned Loan Documents and no event which, with the giving of notice or passage of time or both, could become such an Event of Default, has occurred as of such date;

                  (Y) Proof satisfactory to Bank that Borrower has obtained all required flood insurance with respect to the Real Property if required by applicable law;

                  (Z) UCC-3s and mortgages and lien satisfaction as may be necessary to provide Bank a first lien and security interest on the Collateral;

                  (AA) True and correct original copies of each of the Assigned Loan Documents.

                  (AB) Bank shall have received such other duly executed Loan Documents, certificates, opinions, documents and instruments confirmatory of or otherwise relating to the transactions contemplated hereby as may have been reasonably requested by Bank;

         21.3 Certain Events. At the time of Closing, and the completion of Closing the disbursement of loan proceeds shall constitute a representation except for Subparagraph (D) that:

                  (a) No Event of Default shall have occurred and be continuing, and no event shall have occurred and be continuing that, with the giving of notice or passage of time or both, could be an Event of Default;

                  (b) No material adverse change shall have occurred in Borrower's financial condition since the date of this Agreement or Closing, as applicable;

                  (c) All of the Loan Documents shall have remained in full force and effect;

                  (d) Borrower shall be the owner of the Assigned Loan Documents free and clear of all liens and encumbrances;

         21.4 Legal Matters. At the time of Closing and each subsequent disbursement, all legal matters incidental thereto shall be satisfactory to Bank and its counsel.

         21.5 Delivery of Documents Prior to Closing. Bank shall have received the following documents, in form and substance satisfactory to it, and its counsel:

                  (a) ALTA mortgagee's title insurance binder issued on behalf of the Title Company for an aggregate amount not less than One Million Two Hundred Thousand ($1,200,000.00) Dollars on the Elmira, Hoosick and Edward Properties, and for an aggregate amount of not less than Two Hundred Eighty Five Thousand ($285,000.00) Dollars on the FYS Property, without exception as to mechanic's or materialman's liens or survey, and without a pending disbursement clause, guaranteeing to Bank as assignee mortgagee a first lien on the good and marketable title thereto in fee simple, subject to no other liens, and with only such other title exceptions as Bank may approve in writing;

                  (b) Certificate evidencing a fully paid-up policy of property and casualty insurance insuring the Real Property for its full replacement value against loss or damage resulting from fire and other risks insured against by extended coverage with standard noncontributing and non-reporting endorsements making the Bank as mortgagee and providing for not less than thirty (30) days prior written notice to Bank of any intended cancellation or modification; such insurance shall be with companies and in a form acceptable to Bank;

                  (c) Policy of flood insurance naming Bank as mortgagee, or alternatively, statements contained in the appraisal of Property certifying that the real Property is not in an area designated by any state or federal agency as having flood and/or mudslide hazards;

                                  ARTICLE XXII

                                    THE LOAN

         22.1 Disbursement of the Loan. Subject to the terms and conditions set forth in this Agreement, and all of the conditions precedent to making the Loan set forth in Article 2 having been satisfied, Bank will credit the proceeds of the Loan to Borrower's deposit account with Bank.

         22.2 The Term Loan. Subject to the terms hereof, Bank will lend Borrower the principal sum of One Million Four Hundred Fifty Thousand ($1,450,000.00) Dollars.

         22.3 The Term Loan Note. At the time of the making of the Term Loan, Borrower will execute and deliver a Term Loan Note to Bank.

         22.4 Payments of Principal and Interest. Commencing on the first day of May, 2000, the outstanding principal balance of this Note and interest calculated at the rate set forth below shall be payable in 60 consecutive, successive monthly installments of principal and interest as follows: in 59 equal, consecutive, successive installments of principal and interest, each such installment in the amount sufficient to amortize the principal and interest due hereunder over a five year term and continuing on the same day of each month thereafter for fifty-nine (59) months and a sixtieth (60th) and final consecutive, successive monthly installment equal to the then outstanding principal balance of and all accrued and unpaid interest due hereunder together with all other amounts due hereunder on April 1, 2005 (the Maturity Date").

Interest on the principal balance of this Note outstanding from time to time shall accrue and is payable at the highest prime rate of interest published in the Money Rates Section of the Wall Street Journal ("Prime Rate") plus one and one half (1 1/2%)percent per annum. The Prime Rate does not necessary reflect the lowest rate of interest actually charged by the Bank for a particular class or category of customers. If and when the Prime Rate changes, the interest rate on this Note will change automatically without notice to the Borrower, effective on the date of any such change.

         22.5 Prepayment. Borrower shall not have the right to prepay the whole or any part (in excess of the regular installments payable hereunder) of the principal of the Loan on any due date for the payment of interest on the Loan unless all of the following requirements have been met. Commencing with the sixth (6th) month of the first (1st) Loan year, Borrower shall have the privilege of prepaying the entire outstanding principal balance, on the first
(1st) day of any month by payment to Bank of the outstanding of principal being prepaid together with all accrued interest then due, the Prepayment Fee calculated by Lender, and all other sums which may be then due and payable under the Loan Documents (as that term is defined herein). A "Prepayment Fee" shall also be payable if the Note is repaid as a result of a default by Borrower. The "Prepayment Fee" shall be: two percent (2%) of the outstanding principal balance. Notwithstanding the foregoing, if any of the real properties encumbered by the Elmira Mortgage, the Hoosick Mortgage, the Edward Mortgage or the FYS Mortgage are sold, in an arms length transaction to a bona fide third party purchaser, then Borrower shall prepay the Loan in full or in part from the proceeds of such sale(s) without the imposition of any prepayment fee.

         22.6 Late Fee. If any scheduled payment of principal and/or interest due on the Loan is not made within fifteen (15) days of its due date, such payment shall become immediately due and payable and Borrower shall pay to Bank, an additional sum equal to five (5) percent of the amount of such payment.

         22.7 Payment to Bank. All payments of interest on and principal of the Loan, all fees and all other sums payable to Bank hereunder shall be paid directly to Bank in immediately available funds, in such currency of the United States of America as is, at the time of payment, legal tender for the payment of public and private debts.

         22.8 Charges to Borrower's Account. Borrower hereby authorizes Bank, without further order or authorization of Borrower, to charge Borrower's demand deposit account(s) with Bank, monthly, on the due date therefor, for all payments of principal and interest and all other amounts due hereunder and under the Note. Bank shall notify Borrower of any charge to Borrower's account(s) promptly after such charge is made.

         22.9 Statement of Amount Due. The outstanding balance of Borrower's indebtedness to Bank, from time to time, by reason of the Loan hereunder, shall be evidenced by Bank's books and Records. At least once each month, Bank shall render to Borrower a statement of Borrower's indebtedness to Bank hereunder plus interest accrued thereon, which statement shall be considered correct and accepted by Borrower and presumtively binding upon Borrower unless Borrower notifies Bank to the contrary within thirty (30) days from the date of such statement setting forth any error claimed by Borrower.

                                  ARTICLE XXIII

                              COLLATERAL SECURITY.

         23.1 Composition of the Collateral. The property described in this
Article 4 is collectively called the "Collateral" which, together with all of Borrower's other property of any kind held by Bank, shall stand as one general, continuing collateral security for all Obligations of Borrower to Bank and may be retained by Bank until all Obligations have been satisfied in full.

         23.2 Description of Collateral. As security for the prompt satisfaction of all Obligations, Borrower hereby assigns, transfers and sets over to Bank all of its right, title and interest in and to, and grants Bank a continuing lien on and security interest in all of the following, wherever located, whether now owned or hereafter acquired, together with all replacements therefor and all cash and non cash Proceeds (including, but without limita tion, insurance proceeds) thereof:

                  (a) All money and cash of Borrower and all property of Borrower which at any time, Bank shall have in its possession, or which is in transit to it, all amounts that may be owing from to time to time by Bank to Borrower, and any balance or share belonging, in whole or in part, to Borrower in any deposit, agency, trust, escrow or other account or accounts with Bank, including any certificate of deposit, and any other amounts which may be owing from time to time by Bank to Borrower which lien and security interest shall be independent of any right of setoff which Bank may have;

                  (b) All rights of Borrower in and to the Leases and any and all other Leases, subleases licenses, concessions or other agreements (written or verbal, now or hereafter in effect) of all or any part of the Real Property now or hereafter in effect.

                  (c) The Elmira Note, the Elmira Mortgage, the Elmira Loan Documents, the Hoosick Note, the Hoosick Mortgage, the Hoosick Loan Documents, the Edward Note, the Edward Mortgage, the Edward Loan Documents, the FYS Note, the FYS Mortgage and the FYS Loan Documents.

                  (d) The Leases;

                  (e) All choses in action now or hereafter related to or arising from, used in connection with or related to the possession, use, sale, lease or other disposition of any of the foregoing and all insurance and all rights of payment or other rights of Borrower arising out of, related to, or in connection with any of the foregoing;

                  (f) All collateral security described in the Assigned Loan Documents; and

                  (g) All Records pertaining to any of the foregoing.

         23.3 Priority of Liens. The Elmira Mortgage, the Hoosick Mortgage and the Edward Mortgage, and the FYS Mortgage liens shall be first and prior liens except for Permitted Liens.

         23.4 Mortgage and Financing Statements.

                  (a) Borrower will:

                           (a).1 Join with Bank in executing such assignments,
mortgages and financing statements (including amendments thereto and continuation statements thereof) in form satisfactory to Bank as Bank may specify;

                           (a).2 Pay or reimburse Bank for all costs and taxes
of filing or recording the same in such public offices as Bank may designate;
and

                           (a).3 Take such other steps as Bank may direct,
including the noting of Bank's lien on the Collateral; and

                  (b) In addition to the foregoing, and not in limitation thereof;

                           (b).1 A carbon, photographic, or other reproduction
of this Agreement shall be sufficient as an assignment and a financing statement and may be filed in any appropriate office in lieu thereof; and

                           (b).2 Borrower hereby irrevocably appoints Bank as
its attorney-in-fact (without requiring Bank to act as such) to execute any assignment or financing statements, including amendments thereto and continuation statements thereof in the name of Borrower, and to perform all other acts and deeds that Bank deems appropriate to perfect and continue its security interest in, and after the occurrence of an Event of Default and during the continuance thereof to protect and preserve, the Collateral.

                                  ARTICLE XXIV

                         REPRESENTATIONS AND WARRANTIES

         24.1 Valid Existence, etc. To induce Bank to enter into this Agreement, Borrower represents and warrants to Bank as follows:

                  (a) Borrower is a corporation duly organized and validly existing and subsisting under the laws of the State of Delaware, has the lawful power to own its properties and to engage in the business it conducts, and is duly qualified and in good standing as a foreign corporation in the jurisdictions wherein the nature of the business transacted by it or property owned by it makes such qualification necessary. Borrower has not changed its name, been the surviving entity in a merger, acquired any business, or changed its principal executive offices within five (5) years and one (1) month prior to the date hereof;

                  (b) Borrower is not in default with respect to any of its existing Indebtedness, and the making and performance of this Agreement, the Note and the Loan Documents will not immediately, with the passage of time, or with the giving of notice and/or the passage of time or both:

                           (b).1 Violate the organizational documents of
Borrower, or, in any material respect, violate any Laws or result in a default under any contract, agreement or instrument to which Borrower is a party or by which it or its property is bound; or

                           (b).2 Result in the creation or imposition of any
security interest in or lien or encumbrance upon any of the assets of Borrower except such as are in favor of Bank;

                  (c) Borrower has the power and authority to enter into and perform this Agreement, the Note and the Loan Documents and to incur the Obligations herein and therein provided for and has taken all proper and necessary action to authorize the execution, delivery and performance of this Agreement, the Note and the Loan Documents;

                  (d) This Agreement and the Loan Documents are, and the Note when delivered will be, duly and validly executed and constitute legal, valid, and binding obligations of Borrower, enforceable in accordance with their respective terms;

                  (e) There are no actions, claims, suits or proceedings pending, or, to the knowledge of Borrower, threatened or reasonably anticipated against or affecting Borrower at law or in equity or before or by any governmental instrumentality or agency (domestic or foreign), commission, board, bureau, arbitrator or arbitration panel which may be expected to result in any material adverse change in the business, operations, prospects, properties or assets (including, without limitation, the Collateral), or condition (financial or otherwise) of Borrower. There is no judgment, liability or award which may be expected to result in any material adverse change in the business, operations, prospects, properties or assets (including, without limitation, the Collateral), or condition (financial or otherwise) of Borrower. Borrower is not in default with respect to any judgment, order, writ, injunction, decree, rule, award or regulation of any court, governmental instrumentality or agency, commission, board, bureau, or arbitrator or arbitration' panel;

                  (f) Borrower is not in default under any agreement, commitment, lease, contract, deed of trust, mortgage, note or other instrument or with respect to any of its existing Indebtedness, which default would have a material adverse effect on the business, properties or condition (financial or otherwise) of Borrower, or in the performance of any covenants or conditions respecting any of its Indebtedness. No holder of any Indebtedness of Borrower has given notice of any asserted default thereunder. No liquidation or dissolution of Borrower and no receivership, insolvency, bankruptcy, reorganization or other similar proceeding relative to Borrower or its properties is pending or, to the knowledge of Borrower, threatened against it;

                  (g) Borrower has no direct or contingent liability or Indebtedness known to Borrower and not previously disclosed to Bank, nor does Borrower know of or anticipate any material adverse change in the Assets, liabilities, properties, business, or condition (financial or otherwise) of Borrower;

                  (h) The Collateral is subject to no security interest, encumbrances or lien, or the claim of any third person , except for Permitted Liens and liens and encumbrances described in the title insurance policies issued in connection with the assignments of the Assigned Mortgages;

                  (i) The financial statements presented to Bank prior to the date hereof and all other financial statements to be presented to Bank, including any related schedules and notes appended thereto, have been and will be prepared in accordance with GAAP and fully and fairly present the financial condition of Borrower at the dates thereof and the results of operations for the periods covered thereby. There have been no material adverse changes in the financial condition or business of Borrower from the date such Financial Statements were presented to Bank to the date hereof;

                  (j) As of the date hereof, Borrower has no material Indebtedness of any nature, including, but without limitation, liabilities for taxes and any interest or penalties relating thereto, except to the extent reflected (in a footnote or otherwise) and reserved against in the financial statements of Borrower delivered to Bank prior to the date hereof or as disclosed in or permitted by this Agreement; Borrower does not know and has no reasonable grounds to know of any basis for the assertion against it of any material Indebtedness of any nature not fully reflected and reserved against in its financial statements;

                  (k) Borrower has filed or caused to be filed, all federal, state and local tax returns and other reports it is required by Laws to file prior to the date hereof and which are material to the conduct of its business, and has paid or caused to be paid all taxes, assessments and other governmental charges due and payable prior to the date hereof, and has made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable. Borrower has no knowledge of any deficiency or additional assessment in a material amount in connection with any taxes, assessments or charges not provided for on its books and Records;

                  (l) Borrower has complied in all material respects with all applicable Laws with respect to Borrower's conduct of its business;

                  (m) No representation, warranty or statement by Borrower contained herein or in any certificate or other document furnished pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made;

                  (n) No consent, approval or authorization of, or filing, registration or qualification with, any Person is required to be obtained by Borrower in connection with the execution and delivery of this Agreement, the Note and the Loan Documents or the undertaking or performance of any Obligations hereunder or thereunder or if required has been obtained;

                  (o) Borrower has an existing Indebtedness.

                  (p) Borrower has no material leases, contracts or commitments of any kind (such as employment agreements; collective bargaining agreements; powers of attorney; distribution arrangements; patent license agreements; contracts for future purchase or delivery of goods or rendering of services; bonus, pension and retirement plans; or accrued vacation pay, insurance and welfare agreements); all parties (including Borrower) to all such material leases, contracts and other commitments to which Borrower is a party have complied with the provisions of such leases, contracts and other commitments; no party is in default under any thereof and no event has occurred which, but for the giving of notice or the passage of time or both, could constitute a default;

                  (q) Borrower is in compliance in all material respects with all applicable provisions of ERISA.

                  (r) To the best of Borrower's knowledge, without inquiry or investigation, the Real Property is not located within an area identified by the Secretary of Housing and Urban Development as having "special flood hazards", as such term is used in the national Flood Insurance Act of 1968, as amended and supplemented by The

Flood Disaster Protection Act of 1973, and in regulations, interpretations and ruling thereunder. To the best of Borrower's knowledge, without inquiry, the Real Property is in compliance with all applicable environmental Laws;

                  (s) Except as disclosed in the financial statements previously submitted to Bank, or in the ordinary course of Borrower's business, no officer of Borrower, and no other Affiliate of Borrower is currently a party to any transaction with Borrower, including, without limitation, any contract, agreement or other arrangement providing for the employment of, furnishing of advisory or other services by, rental of real or personal property from, or otherwise requiring payments to, any such officer or Affiliate;

                  (t) No Default or Event of Default has occurred and is continuing;

                  (u) Borrower does not know of any activity at any Real Property which has been conducted or is being conducted, except in compliance with all statutes, ordinances, regulations, orders and requirements of common law concerning (1) those activities, (2) repairs or construction of any improvements, (3) handling of any materials, (4) discharges to the air, soil, surface water or ground water, and (5) storage, treatment or dispose of any waste and/or connected with any activity at the Real Property ("Environmental Statutes").

                  (V) Borrower does not know the presence of any contamination on the Real Property. As used in this Agreement, the term "contamination" shall mean the uncontained presence of hazardous substances at the Real Property, or arising from the Real Property, which may require remediation under any applicable law; "hazardous substances" shall mean "hazardous substances" or "contaminant" as defined pursuant to the Federal Comprehensive Environmental Response, Compensation Liability Act, as amended, "regulated substances" within the meaning of subtitle one of the Federal Resource Conservation and Recovery Act, as amended, "hazardous substances or contaminant" as defined pursuant to any applicable statute of the State of New York and hazardous waste or substances or terms with similar meaning as defined pursuant to any applicable Environmental Statute, such presence would require removal or remediation thereof under such Environmental Statute.

                  (W) Except as contemplated by this Agreement, the obligations of Borrower under this Agreement, the Note and any other Loan Document and the Indebtedness evidenced by the Note are not subordinated in right of payment or otherwise to any other obligation of Borrower or to the rights of others; and

                  (X) All facts of material importance to the business, operations, prospects, assets, properties or condition (financial or otherwise) of Borrower have been fully disclosed to Bank in writing. No representation or warranty by Borrower in this Agreement or in any other Loan Document contains or will contain an untrue or misleading statement of material fact or omits or will omit any material fact necessary to make the statements contained herein or therein not misleading.

         24.2 Survival. All of the representations and warranties set forth in Paragraph 5.1 shall survive until all Obligations are satisfied in full.

                                   ARTICLE XXV

                              BORROWER'S COVENANTS

         25.1 Affirmative Covenants. Borrower, does hereby covenant and agree with Bank that, so long as any of the Obligations remain unsatisfied, it, will:

                  (a) Furnish Bank:

                           (a).1 annually within one hundred twenty (120) days
of the close of Borrower's fiscal year, Borrower's Tax Returns as filed together with all supporting schedules;

                           (2) Annually within one hundred twenty (120) days of
the close of Borrower's fiscal year, Borrower's Financial Statements, all in reasonable detail, and audited by an independent certified public accountant selected by Borrower and acceptable to Bank and certified to be prepared in accordance with generally accepted accounting principals consistently applied.

                           (3) Promptly upon receipt with copies of all
financial statements, reports or operating statements, however denominated, received by Borrower from Elmira Associates, Hoosick Falls Associates, Fort Edwards Associates, FYS Associate, Eckerd Corporation successor to Fay's Drug Company, Inc., the Grand Union Company, and/or PACTIV Corporation or any other person with respect to the operation of the Real Property; and

                           (4) Promptly upon receipt with copies of all notices
received by Borrower in connection with the Elmira Loan Documents, the Hoosick Loan Documents, the Fort Edward Loan Documents, and/or the FYS Loan Documents.

                           (5) Promptly forward to Bank any and all notices
received in connection with the Leases.

                           (6) Upon execution, true and correct copies of all
leases and subleases of the Real Property, all in form and content acceptable to Bank and containing a subordination clause acceptable to Bank providing that each such lease or sublease shall be subordinate to the lien of Bank's Mortgage.

                  (B) Maintain or cause to be maintained, take out, pay for and keep in effect or cause to be taken out, paid for, and kept in effect, so long as the Obligations remains unsatisfied, such insurance against such risks, including without limitation, commercial general liability, property damage, business interruption, and fire and extended coverage with respect to the Real Property (to the extent of its full insurable replacement value), and such other hazards as Bank may, from time to time reasonably require, including flood hazard insurance to the extent that the Real Property is located in an area designated or identified as an area having specific flood hazards, all in amounts and with such insurers as may be satisfactory to Bank, and will deliver to Bank, upon their issuance, insurance policies for all insurance then in force. All renewal and substitute policies of insurance shall be delivered to Bank, premium paid, at least thirty (30) days prior to the termination of the policies previously delivered to Bank. All such insurance policies will name Bank as loss payee, mortgagee and/or additional insured, as required by Bank, and contain a provision whereby they may not be canceled or amended except upon thirty (30) days written notice to Bank and shall be endorsed with a standard loss payee clause, in favor of Bank and not subject to contribution. Borrower hereby irrevocably appoints Bank as its agent to sign and endorse any and all checks, drafts or other instruments payable to Borrower representing insurance proceeds, and to satisfy any and all claims in connection therewith;

                  (C) Pay or cause to be paid when due, all taxes, assessments and charges or levies imposed upon it or on any of its property or which it is required to withhold and pay over, except where contested in good faith by appropriate proceedings with adequate reserves therefor having been set aside on its books. But Borrower shall pay or cause to be paid all such taxes, assessments, charges or levies forthwith whenever foreclosure on any lien that attaches (or security therefor) appears imminent;

                  (D) Keep accurate and complete books and Records relating to the Collateral, and business affairs consistent with sound accounting practices; keep complete and accurate Records (including all books of original and final entry, computer programs, software, stored material and data banks associated with or arising out of its business, operations and/or record keeping) and make all necessary entries therein to reflect the transactions and facts relating thereto;

                  (E) Give immediate notice to Bank of: (1) any litigation not covered by insurance in which it is a party, and (2) the institution of any other suit or any administrative proceeding against it that might materially and adversely affect the Real Property or Borrower's operations, financial condition, property or business;

                  (F) Maintain financial records in accordance with GAAP and, upon reasonable notice by Bank, permit any authorized representative designated by Bank to visit at reasonable times and inspect any of the properties of Borrower (including, without limitation, its books of account, records, correspondence and other papers and to make extracts therefrom) and to discuss, after notice to Borrower and a reasonable opportunity for Borrower to be present, its affairs, finances and accounts with its officers and its independent certified public accountants or other parties preparing statements for or on behalf of Borrower;

                  (G) Notify Bank immediately of the occurrence of any Event of Default or of any fact, condition or event that only with the giving of notice and/or passage of time, or both would become an Event of Default, or of the failure of Borrower to observe any of its undertaking hereunder;

                  (H) Maintain its corporate existence in good standing; (b) make no material change in the nature or character of its business and not engage in any business which is materially different from the business in which it is currently engaged; (c) maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business; and (d) operate is business, including the sale of any limited partnership interest, strictly in accordance with applicable federal, state and local law;

                  (I) Execute such other and further documents, including, without limitation, indemnity agreements, deeds of trust, security agreements, agreements, financing statements, continuation statements and the like as may, from time to time in the reasonable opinion of Bank or Bank's counsel, be necessary to perfect, confirm, establish, reestablish, continue or complete the security interest in the Collateral and the purposes and intentions of this Agreement, it being the intention of Borrower to provide hereby a full and absolute warranty of further assurance to Bank. If Borrower fails to execute any such documents within thirty (30) days of being requested to do so by Bank, Borrower hereby appoints Bank or any officer of Bank as Borrower's attorney-in-fact for purposes of executing such documents in Borrower's name, place and stead, which power of attorney shall be considered to be coupled with an interest and irrevocable;

                  (J) Notify Bank thirty (30) days in advance of any change in the location of any of its places of business or of the establishment of any new or the discontinuance of any existing place of business and furnish to Bank any new or replacement UCC-1 financing statements, duly signed by Borrower necessary to keep perfected Bank's security interest in the Collateral;

                  (K) Pay when due (or within applicable grace periods) all Indebtedness due third Persons, except when the amount thereof is being contested in good faith, by appropriate proceedings and with adequate reserves therefor being set aside on the books of Borrower. If default be made by Borrower in the payment of any principal

(or installment thereof) of, or interest on, any such Indebtedness, Bank shall have the right, in its discretion, to pay such interest or principal for the account of Borrower and be reimbursed by Borrower therefore;

                  (L) Furnish, or cause to be furnished to Bank any information regarding its business affairs and financial condition within a reasonable time after request therefor; (2) permit Bank, its officers, employees, designees and agents to have access, to inspect and audit, at any time and from time to time, upon reasonable notice to Borrower, during regular business hours, the Collateral without hindrance or delay; (3) permit Bank, its officers, employees, designees and agents, without hindrance or delay, at such times Bank deems appropriate and upon reasonable prior notice to Borrower, to have access to, audit, inspect, and make copies of or extracts from all of Borrower's books and Records including, without limitation, all journals, orders, receipts and correspondence and any other books and Records pertaining to Borrower's business which Bank may request, wherever located; and (4) cause all persons, including computer service bureaus, bookkeeping services, accountants, auditors and the like, to make all such books and Records in its possession available to Bank, its officers, employees, designees and agents;

                  (M) Take all necessary steps to preserve its existence and franchises and comply with all present and future Laws applicable to it in the operation of its business, and all material agreements to which it is subject;

                  (N) Do all acts and make all such filings as may be necessary to ensure that Borrower is duly qualified to do business in all jurisdictions in which the conduct of its business or the ownership of its properties makes such qualification necessary;

                  (O) Mark its books and Records concerning Collateral in a manner satisfactory to Bank to show Bank's security interest therein;

                  (P) Instruct Borrower's outside computer service company, if any, and accountants that Bank is irrevocably empowered to have full access to and to have printouts and all information respecting Borrower's financial records maintained by Borrower's outside computer service company and/or accountants respecting any and all financial Records now or hereafter maintained by the same on account of Borrower at Borrower's expense and Bank will notify Borrower of any such contact;

                  (Q) Pay Bank on demand the cost of collection or enforcement, including reasonable and documented attorney's fees, of all Collateral, if Bank undertakes such collection or enforcement together with all taxes, charges and expenses of any nature paid or incurred by Bank under or with respect to Loan hereunder or any of the Collateral therefor, or Bank may charge any account of any nature, including any certificate of deposits of Borrower maintained for such amounts;

                  (R) Promptly notify Bank of any event causing loss or depreciation in the value of the Collateral and the amount of such loss or depreciation;

                  (S) Intentionally deleted;

                  (T) Intentionally deleted.

                  (U) (1) Indemnify and agree to protect, defend and hold harmless Bank, any entity which "controls" Bank, within the meaning of Section 15 of the Securities Act of 1933, as amended, or is under common control with Bank and any member, officer, director, official, agent, employee or attorney of Bank, and their respective heirs, administrators, executors, successors and assigns (collectively, the "Indemnified Parties"), from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims or demands, including reasonable attorneys' fees incurred in defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the Loan Documents or the transactions contemplated therein (unless caused solely by the gross negligence or willful misconduct of the Indemnified Parties), including, without limitation, (a) losses, damages (including consequential damages), expenses or liabilities sustained by Bank in connection with any environmental inspection, monitoring, sampling or cleanup of the Real Property of Borrower, or any affiliate of Borrower required or mandated by any applicable environmental law;
(b) any untrue statement of a material fact contained in information submitted to Bank by Borrower or the omission of any material fact necessary to be stated therein in order to make such statement not misleading or incomplete; (c) the failure of Borrower to perform any Obligations herein required to be performed by Borrower; and (d) the ownership, occupancy, operation, use or maintenance of any real estate in which Bank obtains lien or security interest hereunder; and

                           (2) In case any action shall be brought against Bank
or any other Indemnified Party in respect to which indemnity may be sought against Borrower, Bank or such other Indemnified Party shall promptly notify Borrower and Borrower shall assume the defense thereof, including the employment of counsel selected by Borrower and satisfactory to Bank, the payment of all costs and expenses and the right to negotiate and consent to settlement. The failure of Bank to so notify Borrower shall not relieve Borrower of any liability it may have under the foregoing indemnification provisions or from any liability which it may otherwise have to Bank or any of the other Indemnified Parties. Bank shall have the right, at its sole option, to employ separate counsel in any such action and to participate in the defense thereof, all at Borrower's sole cost and expense. Borrower shall not be liable for any settlement of any such action effected without its consent (unless Borrower fails to defend such claim), but if settled with Borrower's consent, or if there be a final judgment for the claimant in any such action, Borrower agrees to indemnify and save harmless Bank from and against any loss or liability by reason of such settlement or judgment; and

The provisions of Section 6.1(U) shall survive the repayment or other satisfaction of the Obligations.

         6.2      Negative Covenants.

                  Without the prior written consent of Bank, Borrower will not:

                  (A) sell, transfer, lease or otherwise dispose of all or any material part of the Collateral, nor permit the transfer of any interest of Borrower in the Real Property, the Leases or the Assigned Loan Documents;

                  (B) mortgage, pledge, grant or permit to exist a security interest in or lien upon, or for any other purpose assign or transfer, either absolutely or as collateral security, the Collateral or any part thereof;

                  (C) make or furnish Bank any financial statement, representation, warranty, certificate or other document, statement or information that will contain any untrue, incorrect or incomplete statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished;

                  (D) directly or indirectly apply any part of the proceeds of the Loans to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder;

                  (E) enter into a sale-leaseback transaction with respect to the Collateral;

                  (F) Make any distributions or pay any dividends to the shareholders of Borrower or repayments of principal and/or interest on subordinated debt, if any, to any officer or shareholders or any Affiliate thereof, during or with respect to any fiscal year in which a monetary Event of Default is outstanding;

                  (G) Permit the termination or cancellation of any of the Leases or any substitution, amendment or replacement therefor;

                  (H) Permit or accept any prepayment on the Elmira Note and/or Elmira Mortgage, the Hoosick Note and/or Hoosick Mortgage, the Edward Note and/or Edward Mortgage and/or the FYS Note and/or FYS Mortgage without first obtaining the Bank's written consent and paying the amount of any such prepayment received to the Bank to reduce the Obligations under the Loan.

                  (I) Assign or attempt to assign this Agreement or any other Loan Document or any of its rights, duties or obligations hereunder or thereunder.

                                    ARTICLE 7

                                     DEFAULT

         7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

                  (A) Any Obligor (which term shall include Borrower, or any other person or entity directly or indirectly obligated with respect to the Obligations) shall fail to pay when due, any installment of principal or interest or fee payable hereunder or any Obligation when due;

                  (B) Any Obligor shall fail to observe or perform any other provisions required to be observed or performed by it hereunder, or under any of the Loan Documents;

                  (C) Unless Obligor is contesting the same in good faith and has established on its books and records adequate reserves therefore, any Obligor shall fail to pay (1) any secured Indebtedness due any third persons and such failure shall continue beyond any applicable grace periods; or (2) any Indebtedness due any third persons not cured within ten (10) days of its due date or prior to any acceleration of such Indebtedness by the applicable creditors, whichever is later, or the exercise of any remedies permitted under any of the documents evidencing such Indebtedness, or any Obligor shall suffer to exist any other event of default under any agreement binding upon Obligor;

                  (D) Any Obligor shall make or furnish to Bank any material representation, warranty, statement or certificate in connection with this Agreement, the Loan Documents or the Obligations which is not true and correct in any material respect when made or furnished, or shall be false, incorrect or incomplete in any material respect when made;

                  (E) Any Obligor shall make an assignment for the benefit of its creditors;

                  (F) Proceedings in bankruptcy, or for reorganization of any Obligor, or for the readjustment of any of its debts under Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of Borrowers, now or hereafter existing, shall be commenced by or against any Obligor and, if commenced against any Obligor, shall not be discharged within ninety (90) days of their commencement;

                  (G) A receiver or trustee shall be appointed for any Obligor or for any substantial part of its assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of any Obligor, and such receiver or trustee shall not be discharged within ninety (90) days of their commencement, or any Obligor shall discontinue business or materially change the nature of its business;

                  (H) The entry of any judgment in excess of $50,000.00 against any Obligor which remains unsatisfied for thirty (30) days unless being contested by Borrower in good faith with appropriate proceedings and with execution stayed; or a judgment creditor of any Obligor shall obtain possession of any of the Collateral by any means, including, but without limitation, levy, distraint, replevin or self-help;

                  (I) Intentionally deleted.

                  (J) Intentionally deleted.

                  (K) The validity or enforceability of the Assigned Loan Documents shall be contested by any party thereto or any party to the Assigned Loan Documents shall deny that it has any or further liability or obligation thereunder;

                  (L) The occurrence of any default under any of the Leases not cured within applicable grace periods which allows the tenant to withhold rent, or terminate the Lease, or the termination or cancellation of any of the Leases for any reason; and the failure of Borrower within thirty (30) days thereafter to furnish Bank with adequate assuredness that Borrower has the ability to pay the sums due under the Note as and when they are payable, notwithstanding such termination or cancellation.

                  (M) The occurrence of any default under any of the Assigned Loan Documents not cured within applicable grace periods;

                  (N) Any material amendment or modification to any of the Leases without the Bank's prior written consent.

                  Notwithstanding anything to the contrary herein contained, it is understood and agreed that an Event of Default (other than an Event of Default under Subparagraphs C, D, E, F, G and H hereof) shall not be deemed to have occurred under this Agreement unless (1) if it consists of a failure to pay money, such money shall not have been paid within ten (10) days from the date when it became due and payable, or (2) if it consists of anything other than a failure to pay money, it shall continue uncured within thirty (30) days after written notice thereof from Bank to Borrower. Said thirty (30) day period for curing defaults other than the payment of money may, at Bank's option, be extended for such reasonable periods of time acceptable to Bank, but in no event to exceed sixty (60) days, as necessary for curing the default if the default cannot be reasonably cured within said thirty (30) day period provided that proceedings to cure such default are commenced within such thirty (30) day period and are thereafter diligently prosecuted.

         7.2 Acceleration. Upon the occurrence of any Event of Default, at Bank's election, all Obligations, whether hereunder or otherwise, shall immediately become due and payable without further action of any kind.

         7.3 Remedies. After any acceleration, interest on the principal balance of the Obligations outstanding from time to time shall accrue and is payable at the interest rate set forth in the Note plus five (5%) percent per annum from the date of such acceleration until all such Obligations are satisfied in full and whether or not any judgment is entered hereon. In addition to the rights and remedies given it by this Agreement and the Loan Documents, Bank shall have all those allowed by all applicable laws, including, but without limitation, the Uniform Commercial Code as enacted in any jurisdiction in which any Collateral may be located.

                  (A) Exercise any or all rights of Bank under the Assignment of Loan Documents.

                  (B) Enter upon the premises of Borrower, take immediate possession of the Collateral, either personally or by means of a receiver appointed by a court of competent jurisdiction;

                  (C) At Bank's option, use, operate, manage and control the Collateral in any lawful manner; and

                  (D) Collect and receive all rents, income, revenue, earnings, issues and profits from the Collateral.

                                    ARTICLE 8

                                  MISCELLANEOUS

         8.1 Construction. The provisions of this Agreement shall be in addition to those of any guaranty, surety, hypothecation, pledge or security agreement, note, or other evidence of liability held by Bank, and any other agreement between Borrower and any entity constituent of Borrower, and Bank, all of which shall be construed as complementary to each other. Nothing herein contained shall prevent Bank from enforcing any or any other note, guaranty, surety, hypothecation, pledge or security agreements in accordance with their respective terms.

         8.2 Further Assurance. From time to time, Borrower will execute and deliver to Bank such additional documents and will provide such additional information as Bank may reasonably require to carry out the terms of this Agreement and be informed of Borrower's status and affairs.

         8.3 Enforcement and Waiver by Bank. Bank shall have the right at all times to enforce the provisions of this Agreement and the Loan Documents in strict accordance with the terms hereof and thereof, notwithstanding any conduct or custom on the part of Bank in refraining from so doing at any time or times. The failure of Bank at any time or times to enforce its rights under such provisions strictly in accordance with the same shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of Bank are cumulative and the occurrence and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

         8.4 Expenses of Bank. Borrower will pay all reasonable out of pocket expenses including the reasonable fees and expenses of legal counsel for Bank, incurred in connection with the preparation, administration, amendment, modification or enforcement of this Agreement and the Loan Documents and the collection or attempted collection of the Obligations, Note and Collateral,

         8.5 Notices. Any notices or consents required or permitted by this Agreement shall be in writing and shall be delivered in person or sent by first class or certified mail, return receipt requested, postage prepaid, by reputable overnight carrier, or by fax, as follows, unless such address is changed by written notice hereunder:

                  (A) If to Borrower:

                                    Alan E. Casnoff, President
                                    DVL INC.
                                    70 East 55th Street, 7th Floor
                                    New York, New York 10022

                           and

                                    Richard S. Roisman, Esquire
                                    Klehr, Harrison, Harvey, Branzburg &
                                    Ellers, LLP
                                    260 South Broad Street
                                    Philadelphia, PA 19102
                                    Facsimile (215) 568-6603

                  (B) If to Bank:

                                    Craig J. Scher, President
                                    BankPhiladelphia
                                    1535 Locust Street,
                                    Philadelphia, PA, Pennsylvania, 19102
                                    Facsimile (215) 569-4214
                           and

                                    Monteverde, McAlee, FitzPatrick,
                                    Tanker & Hurd
                                    One Penn Center - Suite 1500
                                    1617 JFK Boulevard
                                    Philadelphia, PA  19103
                                    Attention: William M. Shields, Esquire
                                    Facsimile:  (215) 557-2990

Notices shall be deemed to have been received if hand delivered, when delivered, if sent by certified mail or first class mail, three (3) calendar days after the date deposited in the United States Mail, and if by overnight courier, on the date scheduled for delivery. Any party may change the name and address of the person to whom notices hereunder are to be sent by giving notice to such other party as specified hereunder.

         8.6 Waiver and Release by Borrower. To the maximum extent permitted by applicable Laws, Borrower (A) waives (1) protest of all commercial paper at any time held by Bank on which Borrower is in any way liable; and (2) notice after acceleration in the manner herein provided before exercise by Bank of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable Laws, or by any agreement with Borrower, except where required hereby or by any applicable Laws, notice of any other action taken by Bank; and (B) releases Bank and its officers, attorneys, agents and employees from any and all claims for loss or damages caused by any act or omission on the part of any of them except gross negligence or willful misconduct.

         8.7 Applicable Law. This Agreement has been delivered and accepted by Bank and will be deemed to be made in the Commonwealth of Pennsylvania where the Bank's office is located. This Agreement will be interpreted, in the rights and liabilities of the parties hereto to determine, in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its choice of law principles, except that the laws of the State of New York where the Real Property is located, shall govern the creation, perfection and foreclosure of the liens assigned hereunder on the Real Property or any interest therein.

         8.8 Consent to Jurisdicution, Service and Venue. For the purpose of any suit, action or proceeding arising out of or related to this Agreement or the Note, Borrower hereby irrevocably consents and submits to the jurisdiction and venue of any of the Courts of the Commonwealth of Pennsylvania or any Federal Court located in the Eastern District of Pennsylvania, including without limitation, the Court of Common Pleas of Philadelphia County and the United States District Court for the Eastern District of Pennsylvania, regardless of the convenience of such form and Borrower further agrees and consents to accept and acknowledge all service of the process carried out by means of registered mail, return receipt requested in connection with any such matter. The provisions of the Section shall not limit or otherwise effect the right of the Bank to institute and conduct action in any other appropriate manner, jurisdiction or court.

         8.9 Binding Effect, Assignment and Entire Agreement. This Agreement shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of the parties hereto. Borrower has no right to assign any of its rights or Obligations hereunder without the prior written consent of Bank. This Agreement and the Loan Documents executed and delivered pursuant hereto, constitute the entire agreement between the parties and may be amended only by a writing signed on behalf of each party.

         8.10 Severability. If any provision of this Agreement shall be held invalid under any applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and to this end, the provisions hereof are severable.

         8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

         8.12 Seal. This Agreement is intended to take effect as an instrument under seal.

         8.13 WARRANT OF ATTORNEY. BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ANY CLERK OF ANY COURT OF RECORD, UPON OR AFTER THE OCCURRENCE OF ANY EVENT OF DEFAULT, AND DURING THE CONTINUANCE THEREOF, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER, (A) FOR SUCH SUMS AS ARE DUE AND/OR MAY BECOME DUE ON THE OBLIGATIONS EVIDENCED BY THIS AGREEMENT, AND/OR (B) IN ANY ACTION OF REPLEVIN INSTITUTED BY BANK TO OBTAIN POSSESSION OF ANY COLLATERAL SECURING THE NOTE OR SECURING ANY OF THE OBLIGATIONS, IN EITHER CASE WITH OR WITHOUT DECLARATION, WITH COSTS OF SUIT, WITHOUT STAY OF EXECUTION AND WITH AN AMOUNT, FOR LIEN PRIORITY PURPOSES, EQUAL TO FIVE (5%) PERCENT OF THE AMOUNT OF SUCH JUDGMENT, BUT NOT LESS THAN FIVE THOUSAND ($5,000.00) DOLLARS ADDED FOR ATTORNEYS' COLLECTION FEES WITH THE ACTUAL AMOUNT OF ATTORNEYS' FEES TO BE DETERMINED BY THE PROVISIONS SET FORTH ABOVE. TO THE EXTENT PERMITTED BY LAW, BORROWER: (1) WAIVES THE RIGHT OF INQUISITION ON ANY REAL ESTATE LEVIED ON, VOLUNTARY CONDEMNS THE SAME, AUTHORIZES THE PROTHONOTARY OR CLERK TO ENTER UPON THE WRIT OF EXECUTION SAID VOLUNTARY CONDEMNATION AND AGREES THAT SAID REAL ESTATE MAY BE SOLD ON A WRIT OF EXECUTION; (2) WAIVES AND RELEASES ALL RELIEF FROM ALL REDEMPTION, APPRAISEMENT, STAY, EXEMPTION, OR APPEAL LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED; AND (3) RELEASES ALL ERRORS IN SUCH PROCEEDINGS. IF A COPY OF THIS AGREEMENT, VERIFIED BY AFFIDAVIT BY OR ON BEHALF OF BANK SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL OF THIS AGREEMENT AS A WARRANT OF ATTORNEY. THE AUTHORITY AND POWER TO APPEAR FOR AND ENTER JUDGMENT AGAINST BORROWER SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF, AND THE SAME MAY BE EXERCISED, FROM TIME TO TIME, AS OFTEN AS BANK MAY DEEM NECESSARY AND DESIRABLE, AND THIS AGREEMENT SHALL BE A SUFFICIENT WARRANT THEREFOR. BANK MAY ENTER ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT JURISDICTIONS FOR ALL OR PART OF BORROWER'S OBLIGATIONS, WITHOUT REGARD TO WHETHER JUDGMENT HAS THERETOFORE BEEN ENTERED ON MORE THAN ONE OCCASION FOR THE SAME OBLIGATIONS. IN THE EVENT ANY JUDGMENT ENTERED AGAINST BORROWER HEREUNDER IS STRICKEN OR OPENED UPON APPLICATION BY OR ON BORROWER'S BEHALF FOR ANY REASON WHATSOEVER, BANK IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER FOR ANY PART OR ALL OF THE OBLIGATIONS; SUBJECT, HOWEVER, TO THE LIMITATION THAT SUCH SUBSEQUENT ENTRY OR ENTRIES OF JUDGMENT BY BANK FOLLOWING ANY PROCEEDING TO OPEN OR STRIKE MAY ONLY BE DONE TO CURE ANY ERRORS OR DEFECTS IN SUCH PRIOR PROCEEDINGS, AND ONLY TO THE EXTENT THAT SUCH ERRORS OR DEFECTS ARE SUBJECT TO CURE IN SUCH LATER PROCEEDINGS.

         8.14 Usury. If the applicable interest rate from time to time shall exceed the maximum rate of interest permitted by applicable law, then the applicable interest rate during such time shall be reduced so as to equal the maximum rate of interest permitted by applicable law, and, in the event a payment is made by Borrower or received by Bank in excess of the applicable legal limits, the amount of such excess payment shall be credited to the account of Borrower as a payment of principal.

         8.15 Gender, Etc. Whenever used herein, the singular shall include the plural, the plural shall include the singular, and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require.

         8.16 Headings. The Section and subsection headings of this Agreement are for convenience of reference only, and shall not limit or otherwise affect any of the terms hereof.

                                    ARTICLE 9

                         NAMES AND ADDRESSES OF BORROWER

         9.1 The addresses of all places of business of Borrower are, and each Trade Name and Trade Style utilized by Borrower and the address related to each such name are as set forth in Exhibit "D".

         9.2 The addresses where Borrower keeps the Collateral and its books and Records concerning the Collateral are set forth in Section 9.4 below.

Borrower shall not store, locate, move or relocate all or any portion of the Collateral or the Records related thereto in or to any other location except upon thirty (30) days prior written notice to Bank.

         9.3 All liens and security interests on any of Borrower's Assets as of the date hereof are set forth on Exhibit "B"

         9.4 The State of organization of Borrower, and Borrower's principal place of business are:

                   DVL INC.
                   70 East 55th Street, 7th Floor
                   New York, New York 10022

                                   ARTICLE 10

                              WAIVER OF JURY TRIAL

         BORROWER HEREBY WAIVES TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE AMONG BORROWER AND BANK UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR ANY OF THE LOAN DOCUMENTS.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.



ATTEST:                                DVL, INC., a Delaware Corporation


-------------------------------------  -----------------------------------------

        , Secretary                    By: Alan E. Casnoff, President



                                       BANKPHILADELPHIA

                                       -----------------------------------------
                                       Craig J. Scher, President
(Corporate Seal)

                              SCHEDULE OF EXHIBITS

A  - Real Property

B  - Existing Liens

C  -  Term Loan Note

D  -  Places of Business

                                   EXHIBIT "A"

                                  REAL PROPERTY

                                   EXHIBIT "B"

                          EXISTING LIENS ON COLLATERAL


                  None

                                   EXHIBIT "C"

                                 TERM LOAN NOTE

                                   EXHIBIT "D"

                               PLACES OF BUSINESS

                                    DVL INC.
                         70 East 55th Street, 7th Floor
                            New York, New York 10022